Exhibit 99.1

Contact

Karen VanDerBosch

Chief Operating Officer and Chief Financial Officer

MakeMusic, Inc.

(952) 906-3690

kvanderbosch@makemusic.com

MAKEMUSIC, INC. COMPLETES ACQUISITION OF GARRITAN CORPORATION

Industry-leading virtual software instruments now part of MakeMusic’s broad range of solutions

Minneapolis – December 30, 2011 – MakeMusic, Inc. (NASDAQ: MMUS) today announced it has completed the acquisition of Garritan Corporation, the world’s leading provider of virtual software instruments. Under the terms of the agreement, Garritan Corporation is now a wholly-owned subsidiary of MakeMusic.

Following today’s closing, Garritan founder Gary Garritan will assume the role of director of instrumental sciences at MakeMusic.

“Gary Garritan has revolutionized music creation by ensuring professional-quality software instrument sounds are within every musician’s reach,” said Karen van Lith, MakeMusic CEO. “His products will be tremendous additions to MakeMusic’s growing portfolio of solutions.”

Used in conjunction with music-writing software such as Finale, Garritan software libraries provide sounds so realistic they can be indistinguishable from a live performance. Garritan sounds are widely used in television, film and on the world’s greatest concert stages.

Garritan Corporation’s holdings include Garritan Personal Orchestra 4, World Instruments, Concert & Marching Band 2, Jazz & Big Band 3, Authorized Steinway, McGill University Master Samples, the Giga technologies and more. Garritan sounds have also been licensed in numerous music apps from Apple, Avid, AKAI, Cakewalk, Microsoft and Sony.

About MakeMusic, Inc.

MakeMusic®, Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® education software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student.

The SmartMusic® Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade, and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan sound libraries provide musicians with state-of-the-art virtual instruments with the playback quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectations regarding the anticipated benefits that will result from the acquisition of Garritan Corporation. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to: (i) unexpected difficulties or delays in integrating the Garritan Corporation business with MakeMusic’s business; (ii) our ability to retain Gary Garritan as an employee; and (iii) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.